MURPHY, WHALEN & BROUSSARD, L.L.C.
Certified Public Accountants
4603 So. Carrollton Ave.
New Orleans, LA 70119-6024

Phone (504) 482-0993
Fax (504) 482-6657

August 24, 2000

Securities Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: FPB Financial Corp.

To Whom It May Concern:

We have read the Form 8-K to be filed by FPB Financial Corp. and confirm that we have no disagreement with the contents thereof.

MURPHY, WHALEN & BROUSSARD, L.L.C.

By: /s/ Michael K. Whalen, C.P.A.
             Michael K. Whalen, C.P.A., Member

MKW/rbv

cc: FPB Financial Corp.